UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2025

BERTO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42620	99-4250815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100
Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units consisting of one (1) ordinary share, $0.0001 par value, and one-half of one (1) redeemable warrant	TACOU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 par value	TACO	The Nasdaq Stock Market LLC
Warrants entitling the holder to purchase one (1) ordinary share, par value $0.0001 per share	TACOW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2025, Harry L. You notified the board of directors (the “Board”) of his resignation as Interim Chief Financial Officer of the Company, effective immediately. Mr. You’s decision to resign as an officer was not the result of any disagreements with the Board or relating to the Company’s operations, policies or practices, and he will continue his role as Executive Chairman of the Company.

On June 13, 2025, upon the recommendation and approval of the audit committee and compensation committee, the Board appointed Vikas Mittal as new Chief Financial Officer of the Company, effective immediately.

Mr. Mittal, age 45, has served as the Managing Member and Chief Investment Officer of Meteora Capital, LLC (“Meteora”), an alternative investment firm, since January 2022. He has nearly two decades of experience related to special purpose acquisition companies, and has served as Chief Executive Officer and Chief Financial Officer of Investcorp Europe Acquisition Corp. I (“Investcorp,” Nasdaq: IVCB) since December 2024. He was previously a managing member of GSR II Meteora Sponsor LLC from October 2021 to June 2023, which was the Sponsor to GSR II Meteora Acquisition Corp., a SPAC which has since consummated its business combination. Prior to founding Meteora, Mr. Mittal was an investment professional and member of Glazer Capital, LLC, an investment management firm, from 2005 through the end of 2021. Over his 20 years on the buy-side as a principal investor, he has deployed capital across a range of event-driven investment strategies. Before transitioning to the buy-side, Mr. Mittal was part of the founding team that launched Raymond James’ TMT investment banking practice in Palo Alto, California, beginning in 2002. Mr. Mittal earned a B.S. in Finance, summa cum laude, from the University of Florida and an MBA from NYU Stern School of Business. He is also a CFA charterholder. We believe that Mr. Mittal is qualified to serve as Chief Financial Officer due to his financial and accounting expertise, extensive professional investment background, and multi-decade experience with special purpose acquisition companies.

In connection with this appointment, on June 13, 2025, the Company entered into a Chief Financial Officer Services Agreement with Meteora (the “CFO Services Agreement”), pursuant to which, among other things, the Company will pay a quarterly fee of $37,500 to Meteora as consideration for Meteora making Mr. Mittal available to serve as Chief Financial Officer of the Company. Additionally, on June 13, 2025, the Company and Mr. Mittal entered into an Indemnity Agreement (the “Indemnity Agreement”) and an Omnibus Joinder to the Letter Agreement and Registration Rights Agreement with the Company (the “Omnibus Joinder”), on substantially the same terms as the Indemnity Agreements, Letter Agreement and Registration Rights Agreement entered into by the directors and officers of the Company and the other signatories thereto at the consummation of the Company’s initial public offering. The foregoing descriptions of the Indemnity Agreement, the CFO Services Agreement, and the Omnibus Joinder do not purport to be complete and are qualified in their entireties by reference to the form of Indemnity Agreement, the CFO Services Agreement, and the Omnibus Joinder, copies of which are attached as exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-286023), initially filed with the Securities and Exchange Commission on March 21, 2025, as amended, and exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference. Other than the foregoing, Mr. Mittal is not a party to any other arrangement or understanding with any person pursuant to which he was appointed as an officer, nor is he a party to any other transactions required to be disclosed under Item 404(A) of Regulation S-K involving the Company. There are no family relationships between Mr. Mittal and any of the Company’s directors and executive officers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1†	Chief Financial Officer Services Agreement, dated June 13, 2025, by and among Berto Acquisition Corp. and Meteora Capital, LLC.
10.2	Omnibus Joinder to the Letter Agreement and Registration Rights Agreement, dated June 13, 2025, by and among Berto Acquisition Corp. and Vikas Mittal.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the annexes to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted annexes to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERTO ACQUISITION CORP.

	By:	/s/ Harry L. You
		Name:	Harry L. You
		Title:	Executive Chairman

Dated: June 16, 2025

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